UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2018

Recall Studios, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2018, Anand Gupta was appointed as the Chief Financial Officer and Executive Vice President Finance of Recall Studios, Inc. (the “Company”), effective immediately.

Mr. Gupta, age 49, has a Big 4 audit background and has extensive financial experience with complex multinational corporations. During his career within the media and entertainment industry, Mr. Gupta has served as the Executive Vice President, Finance and Business Operations at Al Jazeera America, which was a 24x7 cable news network; as Vice-President, Business Planning and Operations at HBO, a premium pay-tv cable channel; as Vice-President, Financial Planning at Warner Bros., a filmed entertainment company; and as the Head of Finance and Business Development at Eidos Interactive, a former leading publisher of video games. Mr. Gupta also worked in public accounting as a member of the audit and assurance practice of KPMG LLP in the U.S. and U.K. and BDO UK LLP in the U.K.

Mr. Gupta is an alumnus of Harvard Business School (Senior Executive Leadership Program) and Wharton Business School (MBA) and holds dual professional membership of the American Institute of Certified Public Accountants and the Institute of Chartered Accountants in England & Wales.

In connection with Mr. Gupta’s appointment as Chief Financial Officer and Executive Vice President Finance of the Company, the Company and Mr. Gupta entered into an Employment Agreement (“Employment Agreement”) effective November 12, 2018. Pursuant to the terms of the Employment Agreement, in exchange for Mr. Gupta’s services as Chief Financial Officer and Executive Vice President Finance, the Company will pay Mr. Gupta (i) for an initial period of four months, a gross monthly salary of $12,500, plus the cost of his temporary accommodation, rental car, per diem, and business class airfare as required for Mr. Gupta to individually relocate from India to work at the Company’s offices in Florida, and (ii) subsequently, subject to the Company successfully raising at least $10 million in fresh capital, an annual base salary of $400,000, subject to annual increases (but not decreases), as determined in the sole discretion of the Company’s Chief Executive Officer.

In addition, Mr. Gupta is eligible for an annual target bonus payment equal, as a percentage of base salary, to that received by all other C-Suite executives. The bonus will be determined based on the achievement of certain performance objectives of the Company as established by the Chief Executive Officer and communicated to Mr. Gupta in writing as soon as practicable after commencement of the year in respect of which the bonus is paid. The bonus may be greater or less than the target bonus, based on the level of achievement of the applicable performance objectives. Mr. Gupta will also be eligible to receive equity awards under the Company’s incentive compensation plans and otherwise.

The Employment Agreement will terminate upon Mr. Gupta’s death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended).

In addition, the Company may terminate Mr. Gupta’s employment at any time for Cause (as hereinafter defined) or without Cause. Pursuant to the terms of the Employment Agreement, “Cause” means a termination based upon:

(i)	a material violation by Mr. Gupta Executive of any material written rule or policy of the Company (A) for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee, and (B) which Mr. Gupta fails to correct within 10 days after Mr. Gupta receives written notice from the Company’s Board of Directors of such violation;

(ii)	misconduct by Mr. Gupta to the material and demonstrable detriment of the Company; or

(iii)	Mr. Gupta’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony.

Mr. Gupta may resign from his employment under the Employment Agreement at any time either with Good Reason (as hereinafter defined) or without Good Reason. Pursuant to the terms of the Employment Agreement, “Good Reason” means the occurrence, without Mr. Gupta’s express written consent, of any of the following:

(i)	a significant diminution by the Company of Mr. Gupta’s role with the Company or a significant detrimental change in the nature and/or scope of Mr. Gupta’s status with the Company (including a diminution in title);

(ii)	a reduction in Mr. Gupta’s base salary or target or maximum bonus, other than as part of an across the board reduction in salaries of management personnel (including all vice presidents and positions above) of less than 20%;

(iii)	at any time following a Change of Control (as defined in the Employment Agreement), a material diminution by the Company of compensation and benefits (taken as a whole) provided to Mr. Gupta immediately prior to a Change of Control;

(iv)	the relocation of Mr. Gupta’s principal executive office to a location more than 50 miles further from central business district of Jupiter, Florida, or any requirement that Mr. Gupta be based anywhere other than Mr. Gupta’s principal executive office, provided however that this relocation protection provision shall only apply if Mr. Gupta has fully relocated his immediately family to a Florida residence from his existing residence in India; or

(v)	any other material breach by the Company of any of the terms and conditions of the Employment Agreement.

Upon termination of Mr. Gupta’s employment by the Company, with Cause or without Cause, or by Mr. Gupta with or without Good Reason, or upon Mr. Gupta’s death or total disability:

(i)	the Company shall pay to Mr. Gupta the base salary and benefits through the date of termination;

(ii)	the Company shall pay to Mr. Gupta accrued but unpaid bonus and benefits through the date of termination; and

(iii)	the Company shall pay to Mr. Gupta any unreimbursed expenses incurred by Mr. Gupta.

Upon any termination of Mr. Gupta’s employment by the Company without Cause, or by Mr. Gupta with Good Reason, in addition to the payments and actions set forth above:

(i)	the Company shall pay to Mr. Gupta an amount equal to one month’s base salary (excluding bonus) as determined as of the date of termination, multiplied by the number of months of Mr. Gupta’s service under the Employment Agreement, up to a maximum benefit equal to one year’s base salary (excluding bonus); and

(ii)	any unvested incentive awards then held by Mr. Gupta will immediately be vested in full.

Upon any termination of Mr. Gupta’s employment by the Company with Cause, or by Mr. Gupta without Good Reason, in addition to the payments and actions set forth above, any unvested incentive awards then held by Mr. Gupta will immediately be forfeited.

Mr. Gupta is subject to non-competition and non-solicitation clauses pursuant to the terms of the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 12, 2018, the Company issued a press release announcing Mr. Gupta’s appointment as Chief Financial Officer. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the registrant dated November 13, 2018 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recall Studios, Inc.

Date: November 13, 2018	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer